Exhibit 99.1

Unaudited pro forma condensed combined financial information

(in thousands)

On June 1, 2021, Deluxe Corporation (“Deluxe”) acquired all of the equity of FAPS Holdings, Inc. (“FAPS” or “First American”) in a cash transaction for $958,514, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired, subject to customary adjustments under the terms of the acquisition agreement. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed resulted in non-tax deductible goodwill of $727,173. The transaction resulted in goodwill as First American provides an end-to-end payments technology platform, which Deluxe believes will provide significant leverage to accelerate organic growth.

In June 2021, Deluxe executed a new credit agreement that provides for a 5-year revolving credit facility with commitments of $500,000 (the “Revolving Credit Facility”) and a term loan facility in the amount of $1,155,000 (the “Term A Loan Facility”, and together with the Revolving Credit Facility, the “New Credit Facility”). Deluxe’s previous credit facility agreement was terminated contemporaneously with Deluxe’s entry into the New Credit Facility and was repaid utilizing proceeds from the New Credit Facility. Deluxe also utilized the proceeds from the New Credit Facility to complete the acquisition of First American in June 2021 and to pay related debt issuance costs. In June 2021, Deluxe issued $500,000 of 8.0% senior unsecured notes that mature in June 2029 (the “Senior Notes”). The Senior Notes were issued via a private placement under Rule 144A of the Securities Act of 1933. Proceeds from the offering, net of discount and offering costs, were $490,741, resulting in an effective interest rate of 8.3%. The net proceeds from the Senior Notes were also used to fund the acquisition of First American in June 2021.

The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2021 is based on the historical consolidated financial statements of Deluxe and FAPS. Deluxe historical includes the results of FAPS post-acquisition and FAPS historical includes the results from January 1, 2021 through May 31, 2021. The unaudited pro forma condensed combined statement of income gives effect to the acquisition of FAPS and related financing as if they had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s results of operations would have been had the acquisition of FAPS and the related financing occurred on January 1, 2021. In addition, this information may not be useful in predicting the future results of operations of the combined company. The combined company’s actual results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The acquisition was accounted for as a business combination and the allocation of the purchase price to the assets acquired and liabilities assumed is preliminary, pending finalization of tax returns for the pre-acquisition period, which Deluxe expects to complete prior to June 2022.The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with the audited applicable 2021 year-end financial statements and unaudited historical financial statements and related notes of Deluxe and First American included in Deluxe’s filings with the Securities and Exchange Commission. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

Unaudited pro forma condensed combined statement of income
for the year ended December 31, 2021
(Dollars in thousands)

			Transaction Accounting Adjustments
Description	Deluxe Historical	FAPS Historical	Financing Adjustments	Note 3	Acquisition Adjustments	Note 3	Pro Forma Combined
(in thousands)
Product revenue	$1,244,529	$2,693	$-		$-		$1,247,222
Service revenue	777,668	131,423	-		-		909,091
Total revenue	2,022,197	134,116	-		-		2,156,313
Cost of products	(450,880)	(79,142)	-		-		(530,022)
Cost of services	(433,390)	(226)	-		(3,385)	[a]	(437,001)
Total cost of revenue	(884,270)	(79,368)	-		(3,385)		(967,023)
Gross profit	1,137,927	54,748	-		(3,385)		1,189,290

Selling, general and administrative expense	(941,023)	(46,994)	-		(7,510)	[a] [b] [c]	(995,527)
Restructuring and integration expense	(54,750)	-	-		-		(54,750)
Operating income	142,154	7,754	-		(10,895)		139,013

Interest expense	(55,554)	(12,051)	(24,466)	[e]	12,051	[d]	(80,020)
Other income	7,203	73	-		-		7,276
Income (loss) before income taxes	93,803	(4,224)	(24,466)		1,156		66,269

Income tax (provision) benefit	(31,031)	6,446	6,033	[f]	(285)	[f]	(18,837)
Net income (loss)	62,772	2,222	(18,433)		871		47,432
Net income attributable to non-controlling interest	(139)	-	-		-		(139)
Net income (loss) attributable to controlling interest	$62,633	$2,222	$(18,433)		$871		$47,293
Basic earnings per share	1.48						1.11
Diluted earnings per share	1.45						1.09
Basic weighted-average shares outstanding	42,378				136	[g]	42,514
Diluted weighted-average shares outstanding	42,827				136	[g]	42,963

Refer to the accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to unaudited pro forma condensed combined financial information

Note 1 – Basis of presentation

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared pursuant to Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined statement of income for the year ended December 31, 2021 combines the historical consolidated statements of income of Deluxe and First American, as included in the audited and unaudited historical financial statements and related notes of Deluxe and First American included in Deluxe’s filings with the Securities and Exchange Commission, giving effect to the merger as if it had been completed on January 1, 2021. Deluxe historical includes the results of FAPS post-acquisition and FAPS historical includes the results from January 1, 2021 through May 31, 2021.

Deluxe and First American’s historical financial statements were prepared in accordance with U.S. GAAP. There were no material transactions between Deluxe and First American during the pre-acquisition period during the year ended December 31, 2021.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Deluxe considered the acquirer of First American. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial information, the purchase consideration has been allocated to the assets acquired and liabilities assumed of First American based upon management’s preliminary estimate of their fair values as of June 1, 2021, which was further updated for measurement period adjustments through March 31, 2022. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The acquisition was accounted for as a business combination and the allocation of the purchase price to the assets acquired and liabilities assumed is preliminary, pending finalization of tax returns for the pre-acquisition period, which Deluxe expects to complete prior to June 2022. Deluxe believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the acquisition of FAPS and the debt financing based on information available to management at the time of preparation of the unaudited pro forma condensed combined financial information and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Note 2 - Preliminary purchase price allocation

On June 1, 2021, Deluxe acquired all of the equity of First American in a cash transaction for $958,514, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired, subject to customary adjustments under the terms of the acquisition agreement. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed resulted in non-tax deductible goodwill of $727,173. The transaction resulted in goodwill as First American provides an end-to-end payments technology platform, which Deluxe believes will provide significant leverage to accelerate organic growth.

The acquisition was accounted for as a business combination and the allocation of the purchase price to the assets acquired and liabilities assumed is preliminary, pending finalization of tax returns for the pre-acquisition period, which Deluxe expects to complete prior to June 2022. The following illustrates the preliminary allocation of the purchase price, as of March 31, 2022, to the assets acquired and liabilities assumed:

(in thousands)	Purchase price allocation
Accounts receivable	$27,296
Other current assets	8,533
Property, plant and equipment	9,873
Operating lease assets	24,396
Intangible assets:
Customer relationships	127,000
Partner relationships	72,000
Technology-based intangibles	65,000
Trade names	21,000
Internal-use software	6,111
Total intangible assets	291,111
Goodwill	727,173
Other non-current assets	350
Accounts payable	(18,475)
Funds held for customers	(9,428)
Accrued liabilities	(23,460)
Operating lease liabilities, non-current	(21,316)
Deferred income taxes	(53,163)
Other non-current liabilities	(4,376)
Payment for acquisition, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired of $15,841	$958,514

Note 3 – Adjustments to the unaudited pro forma condensed combined statement of income

Refer to the items below for a reconciliation of the adjustments reflected in the unaudited pro forma condensed combined statement of income:

Description	Year Ended December 31, 2021
(in thousands)
Intangible asset amortization pro forma acquisition adjustment – Note 3(a)	$(7,788)
Loan commitment fee – see Note 3(b)	(299)
Acceleration of share-based compensation expense – see Note 3(c)	577
Selling, general and administrative expense (pro forma acquisition adjustment)	$(7,510)

(a)	Represents the pro forma acquisition adjustment to record the amortization expense based on the fair value of identified intangible assets, excluding technology-based intangibles for which the related amortization expense is included in cost of services. In addition, represents the removal of amortization expense associated with First American’s historical intangible assets, internally developed software, deferred contract acquisition costs and capitalized indirect leasing costs.

Description	Note	Year Ended December 31, 2021
(in thousands)
Amortization expense for acquired intangible assets	(i)	$(42,485)
Less: Historical FAPS intangible asset amortization		5,971
Less: Historical FAPS internally-developed software amortization		1,475
Less: Historical FAPS deferred contract acquisition cost amortization		2,417
Less: Deluxe amortization recorded for FAPS post-acquisition		24,783
Less: Historical FAPS capitalized indirect lease cost amortization		51
Intangible asset amortization reflected in selling, general and administrative expense (pro forma acquisition adjustment)		$(7,788)

Amortization expense for technology-based intangible assets	(i)	$(8,125)
Less: Deluxe amortization recorded for FAPS post-acquisition		4,740
Technology-based intangible amortization reflected in cost of services (pro forma acquisition adjustment)		(3,385)

(i)	In accordance with the acquisition method of accounting under ASC 805, assets acquired, and liabilities assumed in a business combination are to be recognized at their fair values as of the acquisition date. As part of the pro forma adjustments, First American’s historical intangible assets and associated amortization are removed from the presented unaudited pro forma condensed combined financial information. Accordingly, the acquired intangible assets including technology-based intangibles, trade names, partner relationships and customer relationships, are recorded at their fair values and are amortized giving effect to the acquisition as if it has been completed on January 1, 2021. The newly acquired trade names, partner relationships and technology-based intangibles have been amortized under the straight-line method based on estimated useful lives ranging from 7 to 15 years. The newly acquired customer relationship intangibles have been amortized on an accelerated method over a useful life of 5 to 10 years.

Intangible Type	Fair Value	Estimated useful life (in years)	Pro Forma Amortization Expense Year Ended December 31, 2021
(in thousands)
Trade names	$21,000	10	$(2,100)
Partner segment merchant (customer relationships)	24,000	7	(6,667)
Merchant relationships (customer relationships)	103,000	5 to 10	(28,918)
Partner relationships	72,000	15	(4,800)
Technology-based intangibles	65,000	8	(8,125)
Acquired intangible assets			$(50,610)

(b)	$299 represents the recognition of loan commitment fee expense for the $500,000 Revolving Credit Facility for the pre-acquisition period, less loan commitment fee incurred for the previous credit facility. For the purposes of this unaudited pro forma condensed combined financial information, Deluxe assumed a drawdown of $200,000 of the $500,000 available under the Revolving Credit Facility for the pre-acquisition period and actuals incurred for the post-acquisition period. The remaining available funds under the Revolving Credit Facility will incur a commitment fee of approximately 32.5 basis points annually.

(c)	Includes the pro forma adjustment to remove the acceleration of share-based compensation expense of $577, which was incurred in 2021 but would have been incurred in FAP’s pre-acquisition period for pro forma purposes.

(d)	FAPS’s term loan debt was repaid as part of the acquisition of FAPS. This adjustment represents the elimination of interest expense and debt issuance cost amortization associated with FAPS’s existing debt for the year ended December 31, 2021.

Description	Year Ended December 31, 2021
(in thousands)
Elimination of interest expense (FAPS)	$5,501
Elimination of debt issuance cost amortization (FAPS)	6,550
Interest expense (pro forma acquisition adjustment)	$12,051

(e)	Represents the recognition of interest expense, including the amortization of debt issuance costs, related to the new debt financing to fund the acquisition less the elimination of Deluxe’s historical interest expense and debt issuance costs amortization expense related to the previous credit facility. Deluxe’s new debt consists of a variable rate $1,155,000 Term A Loan Facility that matures in 2026 (interest rate of LIBOR plus 2.25%), a variable rate Revolving Credit Facility of $500,000 that matures in 2026 (interest rate of LIBOR plus 2.25%), and the Senior Notes that mature in 2029. For the purpose of this unaudited pro forma condensed combined financial information, Deluxe assumed a drawdown of $200,000 of the $500,000 available under the Revolving Credit Facility for the pre-acquisition period and actuals incurred for the post-acquisition period. For the Term A Loan facility, Deluxe assumed quarterly principal payments as outlined in the New Credit Facility plus actual prepayments of principal that occurred during the post-acquisition period. In relation to the Term A Loan Facility, the Revolving Credit Facility, and the Senior Notes due in 2029, debt issuance costs were $12,596, $4,963 and $9,259, respectively for total debt issuance costs of $26,818. For purposes of calculating the pro forma interest expense, Deluxe used an interest rate of 2.38% related to the $1,115,000 Term A Loan Facility and the $200,000 draw on the Revolving Credit Facility for the pre-acquisition period and actuals incurred for the post-acquisition period.

Description	Year Ended December 31, 2021
(in thousands)
Interest expense for Term A Loan Facility, Revolving Credit Facility and Senior Notes	$(71,090)
Amortization of debt issuance costs for Term A Loan Facility, Revolving Credit Facility and Senior Notes	(5,220)
Less:
Elimination of existing interest expense related to previous credit facility and related debt issuance costs	51,844
Interest expense (pro forma financing adjustment)	$(24,466)

The table below sets forth the impact that a 0.125% increase or decrease in the hypothetical assumed interest rate would have on interest expense for the relevant periods for only the variable rate debt (the Term A Loan Facility and the Revolving Credit Facility). For the purposes of this unaudited pro forma condensed combined financial information, Deluxe assumed a drawdown of $200,000 of the $500,000 available under the Revolving Credit Facility.

Description	Year Ended December 31, 2021
(in thousands)
1/8% increase	$(875)
1/8% decrease	$875

(f)	Represents the pro forma adjustment to record the income tax impact of the pro forma adjustments utilizing Deluxe’s blended statutory tax rate of 24.7% for the year ended December 31, 2021.

(g)	Represents the pro forma adjustment to weighted-average shares outstanding to reflect Deluxe common shares purchased by First American employees on the acquisition date pursuant to the Business Combination Agreement and Letter Agreement, assuming those shares and awards were outstanding for the entire period presented. Income attributable to controlling interest for the purposes of calculating earnings per share is impacted by participating securities of historical Deluxe and the re-measurement of share-based awards classified as liabilities of historical Deluxe. For purposes of calculating pro forma basic and diluted earnings per share, income attributable to controlling interest available to common shareholders was $47,258 and $46,839, respectively, for the year ended December 31, 2021.